UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2005

Gladstone Capital Corporation

(Exact name of registrant as specified in its chapter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 Anderson Road, Suite 208 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 286-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2005, Gladstone Capital Corporation (the “Company”) held its 2005 annual meeting of stockholders at which the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2001 Equity Incentive Plan (the “Plan”).  The amendment increased the aggregate number of shares of capital stock authorized for issuance under the Plan to 2,250,000 shares.  The amendment also gives the Company’s Board of Directors the discretion to elect to reduce the exercise price of any outstanding stock option by an amount equal to the cash dividend per share paid to all holders of the Company’s outstanding common stock.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description

10.30	Fourth Amendment to Amended and Restated 2001 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation
(Registrant)
February 15, 2005	By:	/s/ Harry Brill
(Harry Brill, Chief Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.30	Fourth Amendment to Amended and Restated 2001 Equity Incentive Plan